UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011 (December 5, 2011)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street
Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, Luke Faulstick, Executive Vice President, Chief Operating Officer, of DJO Global, Inc. (the “Company”), the parent corporation of DJO Finance, LLC, notified the Company of his resignation as executive officer and employee. Mr. Faulstick will continue in his current position until early February 2012 and then will join Power Partners, Inc., a private company which manufactures overhead distribution transformers, as co-owner, president and chief executive officer.

In connection with Mr. Faulstick’s resignation as Executive Vice President, the Compensation Committee of the Board of Directors of the Company approved an amendment to the terms of 196,256 vested stock options to provide that these options will not expire upon his termination of employment but will remain exercisable and will continue in effect until the original date of expiration of such options.  These vested stock options were granted to Mr. Faulstick in 2007 in exchange for vested stock options he held in DJO Incorporated at the time that company was merged into DJO Global, Inc., then known as ReAble Therapeutics, Inc.

Item 7.01. Regulation FD Disclosure.

On December 9, 2011, the Company issued a press release announcing the resignation of Mr. Faulstick.  The press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item.

ITEM 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: December 9, 2011
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 9, 2011